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                                                                Exhibit 10.4


                                 PROMISSORY NOTE
                                 ---------------
                            (North Canton Term Loan)


$2,000,000.00                                                       Canton, Ohio
                                                                    July 1, 1996

                  FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter referred to as the " Company"), promises to pay to the order of BANK ONE, AKRON, NA (hereinafter referred to as the "Bank"), the principal amount of TWO MILLION DOLLARS ($2,000,000), on August 1, 2001, or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%). If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods set forth in the Agreement, the Company shall pay interest thereon at the rate of three percent (3.0%) per annum in excess of the Base Rate, as defined in the Agreement hereinafter referred to, as the same may from time to time be established but not to exceed the maximum rate allowed by law. Bank shall have the right to assess a late payment processing fee in the amount of the greater of FIFTY AND NO/100 DOLLARS ($50.00) or five percent (5%) of the scheduled payment in the event of a default in payment that remains uncured for a period of at least ten (10) days.

                  The Company agrees to pay the principal amount of this Note in fifty-nine (59) consecutive, equal monthly installments of ELEVEN THOUSAND ONE HUNDRED ELEVEN DOLLARS ELEVEN CENTS ($11,111.11) each, together with all accrued interest due at the time of payment of each such installment of principal, commencing on September 1, 1996, and continuing on the first day of each month thereafter and a final installment of ONE MILLION THREE HUNDRED FORTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS FIFTY-ONE CENTS ($1,344,444.51), together with all accrued interest due at the time of payment of such installment, on August 1, 2001. Monthly payments hereunder shall be applied first to interest due and the balance to reduction of the principal amount outstanding.

                  Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 50 South Main Street, Akron, Ohio 44308-1888, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Company in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed. If any payment under this Note becomes due and payable on a day which is not a Business Day (as defined in this Agreement), payment thereof shall be made on the immediately succeeding Business Day.

                  This Note is issued pursuant to and is entitled to the benefits of a Credit Facility and Security Agreement dated as of March 14, 1996, by and among the Company, Lexington Components, Inc. ("LCI"), and the Bank (the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Company and LCI in relation thereto; but neither this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of or interest on this Note when due.

                  The Company may prepay all or any portion of this Note at any time and in any amount without penalty or premium, provided that all prepayments shall be applied to installments of principal in the inverse order of their maturities.



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                  If an Event of Default, as defined in said Agreement, shall occur and shall be continuing, the principal of this Note may be declared immediately due and payable at the option of the Bank.

                  In the event that the Company fails to pay any regularly scheduled principal or interest payment on the Vienna Term Note when due (other than as a result of acceleration thereof based on a default or event of default other than the failure to make any such regularly scheduled payments of principal or interest on the Vienna Term Note when due) which failure is not cured within the ten (10)-day cure period provided in Section 6A of the Agreement (a "Payment Default"), or if an Event of Default occurs and is continuing, which arises from fraudulent act(s) or practice(s) of the Company which Event of Default is not cured within three (3) Business Days after the Company's receipt of written notice thereof from the Bank (a "Fraud Default"), the Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waives the issuance and service of process and confesses judgment against it, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments. To the extent that the provisions of the cognovit warning set forth above the Company's signature specifically contradict the provisions of this paragraph regarding the requirement of a Payment Default or a Fraud Default to take a cognovit judgment, the provisions of this paragraph control.

                  No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Company shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to the Company at its address (or telecopier number) set forth in Rider A of the Agreement or such other address or telecopier number as may be hereafter designated in writing by the Company to the Bank.

                  This note is executed at Cleveland, Cuyahoga County, Ohio.

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WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.
IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT
YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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                             LEXINGTON PRECISION CORPORATION



                             By  Dennis J. Welhouse
                                ------------------------------------------------
                                   Dennis J. Welhouse
                                   Senior Vice President and Assistant Secretary


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